SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-PULITZER PUBLISHING

          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 7/29/97            1,500-           50.0525
               THE GABELLI CAPITAL ASSET FUND
                                 8/18/97            3,000-           52.7857
          GAMCO INVESTORS, INC.
                                 9/05/97              666-           52.5507
                                 8/29/97              400-           52.2500
                                 8/18/97            1,066-           52.7186
                                 8/05/97              666-             *DO
                                 7/31/97              400-           51.3125
                                 7/30/97            6,666-             *DO
                                 7/28/97            1,732-           50.8676
                                 7/25/97            5,000-           51.4275
                                 7/23/97            2,000-           52.0625

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.




                                       27